Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports First quarter 2013 Earnings

MANSFIELD, PENNSYLVANIA— April 23, 2013 – Citizens Financial Services, Inc. (OTC BB: CZFS), parent company of First Citizens Community Bank, has released its unaudited financial performance for the three months ended March 31, 2013.

For the three months ended March 31, 2013, net income totaled $3,287,000 which compares to net income of $3,449,000 for the first quarter of 2012. This represents a decrease of $162,000, or 4.7%. Earnings per share of $1.14 for the first quarter compares to $1.18 last year.  Annualized return on equity for the comparable periods was 15.22% and 17.76%, while return on assets was 1.50% and 1.57%, respectively.

CEO and President Randall E. Black stated, “Our financial performance remains outstanding, even with the anticipated decrease in our margin given the current and persistent interest rate environment.  Our results also reflect the ongoing implementation of our strategic plan which includes investment in technology and human resources that will result in the long-term success of our company”.

Net interest income, before the provision for loan losses, decreased from $7,558,000 for the three months ended March 31, 2012 to $7,313,000 in 2013.  The decrease of $245,000, or 3.2%, is reflective of slightly decreased margins.  On a tax equivalent basis, net interest margin decreased from 4.02% last year to 3.90% this year.  “Even though we have added interest earning assets from a year ago, the new assets are added at lower rates than those assets that are maturing or re-pricing.  The tax equivalent yields on interest earning assets decreased from 5.04% for the first quarter of 2012 to 4.72% this year.  We have been able to offset this by reducing our cost of funds, which has decreased from 1.19% last year to .99% this year.  We continue to expect that 2013 will bring challenges as the prolonged low interest rate environment persists”, added Mr. Black.

At March 31, 2013, total assets were $883 million, which was an increase of $600,000 from total assets of $882.4 million at December 31, 2012.  From year-end 2012, the investment portfolio has decreased $10.1 million to $300.2 million as of March 31, 2013.  Net loans of $496.8 million as of the end of March have increased $1.1 million compared to December 31, 2012.  Fixed rate residential mortgages that were sold on the secondary market totaled $9 million for the first quarter of 2013 compared to $4.5 million for the comparable period in 2012.

Credit quality continues to improve and remains better than peer.  As of March 31, 2013, non-performing assets totaled $8.9 million and represented 1.77% of loans.  This compares to 1.83% as of December 31, 2012.  Through March 2013, the provision for loan loss was $150,000 compared to $105,000 recorded last year.  Annualized net charge-offs as a percent of average loans remains very low at .01%.

Stockholders’ equity totaled $90.8 million at March 31, 2013, which is an increase of $1.3 million or 1.5% from December 31, 2012.  A cash dividend of $.285 per share was paid on March 29, 2013 to shareholders of record on March 22, 2013.    Coupled with the first quarter 2013 accelerated dividend payment of $.38 per share paid on December 31, 2012, the dividend of $.285 per share represents an attractive dividend yield.  The Board of Directors accelerated the first quarter dividend due to the significant issues in Washington regarding the very complex fiscal cliff tax issues at that time and its intent was to benefit shareholders that may have been affected by the potential tax increase on dividends during 2013.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 17 full-service offices and 2 loan production offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31	December 31	March 31
(in thousands except share data)	2013	2012	2012
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 6,162	$ 12,307	$ 11,835
Interest-bearing	30,952	14,026	2
Total cash and cash equivalents	37,114	26,333	11,837

Available-for-sale securities	300,176	310,252	362,148

Loans held for sale	-	1,458	-

Loans (net of allowance for loan losses: $6,928 at March 31, 2013;
$6,784 at December 31, 2012 and $6,545 at March 31, 2012)	496,795	495,679	484,747

Premises and equipment	11,446	11,521	11,582
Accrued interest receivable	3,840	3,816	4,305
Goodwill	10,256	10,256	10,256
Bank owned life insurance	14,301	14,177	13,794
Other assets	9,022	8,935	10,757

TOTAL ASSETS	$ 882,950	$ 882,427	$ 909,426

LIABILITIES:
Deposits:
Noninterest-bearing	$ 85,330	$ 89,494	$ 89,806
Interest-bearing	651,591	647,602	653,020
Total deposits	736,921	737,096	742,826
Borrowed funds	45,556	46,126	72,768
Accrued interest payable	1,039	1,143	1,320
Other liabilities	8,664	8,587	8,736
TOTAL LIABILITIES	792,180	792,952	825,650
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares at March 31, 2013, December 31, 2012 and March 31, 2012;
none issued in 2013 or 2012	-	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at March 31, 2013, December 31, 2012 and
March 31, 2012; issued 3,161,324 shares at March 31, 2013 and December 31, 2012;
3,132,866 shares at March 31, 2012	3,161	3,161	3,133
Additional paid-in capital	16,534	16,468	15,445
Retained earnings	74,276	71,813	65,931
Accumulated other comprehensive income	3,627	4,631	4,612
Treasury stock, at cost: 267,729 shares at March 31, 2013; 262,921 shares at
December 31, 2012 and 232,433 shares at March 31, 2012	(6,828)	(6,598)	(5,345)
TOTAL STOCKHOLDERS' EQUITY	90,770	89,475	83,776
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 882,950	$ 882,427	$ 909,426

The accompanying notes are an integral part of these unaudited consolidated financial statements.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended
	March 31,
(in thousands, except per share data)	2013	2012
INTEREST INCOME:
Interest and fees on loans	$ 7,137	$ 7,465
Interest-bearing deposits with banks	10	5
Investment securities:
Taxable	963	1,197
Nontaxable	869	954
Dividends	20	16
TOTAL INTEREST INCOME	8,999	9,637
INTEREST EXPENSE:
Deposits	1,328	1,666
Borrowed funds	358	413
TOTAL INTEREST EXPENSE	1,686	2,079
NET INTEREST INCOME	7,313	7,558
Provision for loan losses	150	105
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,163	7,453
NON-INTEREST INCOME:
Service charges	1,024	1,078
Trust	201	173
Brokerage and insurance	92	150
Gains on loans sold	111	54
Investment securities gains, net	196	108
Earnings on bank owned life insurance	124	124
Other	104	129
TOTAL NON-INTEREST INCOME	1,852	1,816
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,805	2,753
Occupancy	342	310
Furniture and equipment	102	106
Professional fees	229	268
FDIC insurance	112	123
Pennsylvania shares tax	183	166
Other	1,049	1,102
TOTAL NON-INTEREST EXPENSES	4,822	4,828
Income before provision for income taxes	4,193	4,441
Provision for income taxes	906	992
NET INCOME	$ 3,287	$ 3,449

PER COMMON SHARE DATA:
Net Income - Basic	$ 1.14	$ 1.18
Net Income - Diluted	$ 1.14	$ 1.18
Cash Dividends Paid	$ 0.285	$ 0.295

Number of shares used in computation - basic	2,889,523	2,924,268
Number of shares used in computation - diluted	2,889,972	2,924,433

Financial Highlights

	Three Months Ended
	March 31
	2013	2012
Performance Ratios and Share Data:
Return on average assets (annualized)	1.50%	1.57%
Return on average equity (annualized)	15.22%	17.76%
Net interest margin (tax equivalent)	3.90%	4.02%
Cash dividends paid per share	$ 0.285	$ 0.295
Earnings per share - basic	$ 1.14	$ 1.18
Earnings per share - diluted	$ 1.14	$ 1.18
Number of shares used in computation - basic	2,889,523	2,924,268
Number of shares used in computation - diluted	2,889,972	2,924,433

Balance Sheet Highlights (dollars in thousands):	March 31, 2013	December 31, 2012	March 31, 2012

Assets	$ 882,950	$ 882,427	$ 909,426
Investment securities:
Available for sale	300,176	310,252	362,148
Loans (net of unearned income)	503,723	502,463	491,292
Allowance for loan losses	6,928	6,784	6,545
Deposits	736,921	737,096	742,826
Stockholders' Equity	90,770	89,475	83,776
Non-performing assets	8,911	9,189	10,422
Non-performing assets to total loans	1.77%	1.83%	2.12%
Annualized net charge-offs to total loans	0.01%	0.02%	0.04%
Average Leverage Ratio	9.96%	9.70%	9.00%
Common shares outstanding	2,893,594	2,898,402	2,900,433
Book value per share	$ 30.12	$ 29.27	$ 27.29